SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 4, 2012

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3 – Securities and Trading Markets

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 4, 2012, Perma-Fix Environmental Services, Inc. (the "Company") was notified by The NASDAQ Stock Market LLC ("NASDAQ") that, based upon the closing bid price of the Company's common stock (the "Common Stock") for the last 30 consecutive business days, the Common Stock did not meet the minimum bid price of $1.00 per share required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”).

This notification has no immediate effect on the listing of the Company’s Common Stock.

In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of the notice within which to regain compliance with the Minimum Bid Price Rule.  If at any time before June 3, 2013, the bid price of the Company's Common Stock is at least $1.00 for a minimum of 10 consecutive business days, NASDAQ will provide the Company with written confirmation that it has achieved compliance with the minimum bid price requirement.  If the Company is unable to demonstrate compliance with the minimum bid price of $1.00 for a minimum of 10 consecutive business days by June 3, 2013 and, except for the bid price requirement, the Company meets all other initial listing standards for The NASDAQ Capital Market set forth in Marketplace Rule 5505, the Company may be granted an additional 180-day period to regain compliance with the Minimum Bid Price Rule provided the Company provides NASDAQ written notice of its intention to cure the deficiency during the second compliance period.  If the Company does not regain compliance with the Minimum Bid Price Rule prior to June 3, 2013 and is not eligible for the additional compliance period, then NASDAQ will notify the Company that the Common Stock will be delisted.  At that time, the Company may appeal NASDAQ’s determination to delist the Common Stock.

The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its Common Stock and to consider available options, including a reverse stock split, if its Common Stock does not trade at a level likely to result in the Company regaining compliance with the NASDAQ minimum closing bid price requirement. There can be no assurance, however, that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise satisfy the other NASDAQ listing criteria.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 7, 2012

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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